Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on amendment No. 5 to Form S-1 of our report dated April 15, 2022, relating to the consolidated financial statements of Wetouch Technology Inc. as of and for the years ended December 31, 2021 and 2020, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on April 28, 2022.

/s/ B F Borgers CPA PC

Lakewood, Colorado

April 28, 2022